Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint David Kelly, Ella Campi, Kiye Sakai, and John Connors, and each of them, each with full power to act without the others, as his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his name, place and stead, in any and all capacities, to sign the registration statement on Form F-3 relating to the registration of securities issued by UBS AG or securities issued by UBS AG and co-obligated by UBS Switzerland AG and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that his said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title

/s/ Sabine Keller-Busse	President of the Executive Board
Sabine Keller-Busse	(principal executive officer)

/s/ Thomas Schulz	Chief Financial Officer
Thomas Schulz	(principal financial officer and principal accounting officer)

/s/ Lukas Gähwiler	Chairman and Member of the Board of Directors
Lukas Gähwiler

/s/ Gabriela Huber	Vice Chairwoman and Member of the Board of Directors
Gabriela Huber

/s/ Hubert Achermann	Member of the Board of Directors
Hubert Achermann

/s/ Christian Bluhm	Member of the Board of Directors
Christian Bluhm

/s/ J. Daniel Crittin	Member of the Board of Directors
J. Daniel Crittin

/s/ Roger von Mentlen	Member of the Board of Directors
Roger von Mentlen